Exhibit 99.1

Carolina Financial Corporation Announces Stock Repurchase Plan

NEWS RELEASE – For Release December 3, 2018

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., December 3, 2018 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) announced today that the Company’s Board of Directors has approved a plan to repurchase up to $25,000,000 in shares of the Company’s common stock, par value $0.01 per share, through open market and privately negotiated transactions over the next three years (the “Repurchase Plan”).

The actual means and timing of any repurchases, target number of shares and prices or range of prices under the Repurchase Plan will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions, and applicable legal and regulatory requirements.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of September 30, 2018, Carolina Financial Corporation had approximately $3.7 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.

Caution About Forward-Looking Statements

This release and certain other communications by the Company contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s filings with the Securities and Exchange Commission.